CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Financial Statements and Experts" and to the incorporation by reference of our report dated January 14, 2002 with respect to the financial statements and financial highlights of the Wachovia Equity Index Fund, a series of The Wachovia Funds, included in the November 30, 2001 Annual Report to Shareholders, in this Prospectus/Proxy Statement constituting part of this Registration Statement of the Wachovia Equity Index Fund on Form N-14.

                                                    ERNST & YOUNG LLP

Boston, Massachusetts
February 1, 2002